UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
November 9, 2007
LSI CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	1-10317	94-2712976

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1621 Barber Lane
Milpitas, California 95035
(Address of principal executive offices, including zip code)
(408) 433-8000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EXHIBIT 3.1

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On November 9, 2007, our Board of Directors amended Article III, Section 3.3 of our bylaws to change the vote standard for the election of directors from plurality to a majority of votes cast in uncontested elections. A majority of the votes cast means that the number of votes cast “for” a director must exceed the number of votes cast “against” that director. In a contested election, directors will be elected by a plurality vote. Under our Corporate Governance Guidelines, in an uncontested election, any nominee for director who fails to receive the requisite majority vote must tender his or her resignation for consideration to the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee will consider any such resignation in light of the best interests of the company and its stockholders, and any other factors it deems relevant, and make a recommendation to the Board of Directors about whether to accept or reject the resignation. The Board will act on the Nominating and Corporate Governance Committee’s recommendation and will disclose its decision regarding whether to accept the director’s resignation offer and, if it chooses to reject the offer, its reasons for doing so, within 90 days following certification of the election results.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit No.	Description
3.1	Bylaws of LSI Corporation

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LSI CORPORATION
By:	/s/ Jean F. Rankin
Jean F. Rankin
Executive Vice President, General Counsel and Secretary

Date: November 15, 2007

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